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                                                                    EXHIBIT 99.1

                         [Form of Front of Proxy Card]

                        GROUP MAINTENANCE AMERICA CORP.

                   Proxy for Special Meeting of Shareholders
                               __________, 2000
        This Proxy is Solicited on Behalf of the Board of Directors of
                        Group Maintenance America Corp.

        The undersigned herby appoints J. Patrick Millinor, Jr. and Randolph W. Bryant, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Group Maintenance America Corp. Common Stock which the undersigned may be entitled to vote at the Special Meeting of Shareholders of Group Maintenance America Corp. to be held on _______, __, 2000, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Joint Proxy Statement/Prospectus and upon such other business as may properly come before the meeting or any adjournment thereof.

        This proxy, when properly executed, will be voted in the manner directed. Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, no boxes need to be checked. Regardless of how you vote, the proxy must be signed to be valid. If you attend the meeting, you may revoke your proxy and vote in person.

                          (Continued on reverse side)

                           . FOLD AND DETACH HERE .


                        [Form of Reverse of Proxy Card]

1. Approval of the Agreement and Plan of Merger, as amended,         2. Approval of the issuance of _______ shares of 7.25%
   between Group Maintenance America Corp. and Building One             convertible preferred stock to BOSS II, LLC
   Services Corporation

          FOR     AGAINST     ABSTAIN                                              FOR     AGAINST     ABSTAIN
          [_]       [_]         [_]                                                [_]       [_]         [_]

3. Approval of the Group Maintenance America Corp. 2000              4. Approval of the Group Maintenance America Corp. 2000
   Stock Performance Incentive Plan                                     Stock Awards Plan

          FOR     AGAINST     ABSTAIN                                              FOR     AGAINST     ABSTAIN
          [_]       [_]         [_]                                                [_]       [_]         [_]

 5. In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as may properly come before the meeting.


                                                                     The signer hereby revokes all proxies heretofore given
                                                                     by the signer to vote at said meeting or any
                                                                     adjournments thereof.

                                                                     Please sign exactly as your name appears on this Proxy.
                                                                     Joint owners should each sign. When signing as attorney,
                                                                     executor, administrator, trustee or guardian, please
                                                                     give full title as such.

                                                                     _________________________________________________________

                                                                     _________________________________________________________
                                                                     Signature(s)                                  Date

                                                     . FOLD AND DETACH HERE .